Exhibit 99.1

North American Insurance Leaders reports that Deep South is adding 12 States and the District of Columbia to its Territory

NEW YORK, February 19, 2008 — North American Insurance Leaders, Inc. (Amex: NAO - News), announces that the Deep South Companies (“Deep South”) has issued a press release stating that it will expand its marketing into 12 new states and the District of Columbia. NAO has entered into a definitive agreement to acquire Deep South, one of the largest managing general insurance agencies in the United States. The Deep South press release follows:

Deep South Adds a Dozen New States and the District of Columbia to its Territory

February 19, 2008

DALLAS, Texas — Deep South Holding, LP announced it is expanding its reach into a new region of the country.

Deep South, one of the largest managing general insurance agencies in the nation, has reached an agreement with QBE Americas Group and its member companies (“QBE”) to expand the marketing of its products into 12 new states and the District of Columbia, Deep South CEO David Disiere said Monday.

“We are pleased that we will be offering our customer-focused underwriting and insurance services to agents in the Mid-Atlantic and Northeast,” said Disiere. “Over the last 40 years, Deep South has demonstrated a commitment to helping independent insurance agents provide their customers with the insurance products they need.”

Deep South, in partnership with QBE, is adding Connecticut, Delaware, the District of Columbia, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont and Virginia to its territory; expanding its North American operations into a total of 37 states, plus the District of Columbia.

Disiere noted that the addition of these new states is consistent with the organic growth model Deep South has adhered to over the past 40 years, and he credited Deep South’s staff for enabling the company to grow. “Month after month and year after year, the Deep South team has dedicated themselves to providing the best service possible to independent insurance agents,” said Disiere. “That commitment has enabled Deep South to serve even more agents and their customers.”

Founded in 1967, Deep South is a full service distributor of commercial insurance products operating through a dozen offices located throughout the United States. The company’s staff of approximately 400 employees provides underwriting, claims management and administrative services to more than 2,000 independent insurance agents and their insurance customers. Deep South’s primary product is commercial auto insurance.

For additional information on Deep South, please visit its website at www.deep-south.com.

MEDIA CONTACT: Allison Griffin Griffin Communication Strategies (214) 704-3630

Additional Information

In connection with its pending acquisition of Deep South, NAIL filed a definitive proxy statement with the SEC on January 31, 2008 . STOCKHOLDERS OF NAIL ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. NAIL files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy such reports, proxy statements and other information filed by NAIL with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. NAIL also files its reports, proxy statements and other information electronically with the SEC. You may access information on NAIL at the SEC web site at http://www.sec.gov.

About North American Insurance Leaders, Inc.

NAO is a special purpose acquisition corporation focused on acquiring businesses in the insurance or insurance related industry. NAO raised net proceeds of approximately $110 million through its initial public offering in March 2006 led by CRT Capital Group LLC. On August 10, 2007, NAIL announced the signing of a definitive agreement to acquire the businesses of Deep South.

Contact:

Paula Butler

Executive Vice President

North American Insurance Leaders, Inc.

212-319-9407